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NEWS RELEASE                                                   [HUNTINGTON LOGO]

FOR IMMEDIATE RELEASE
SUBMITTED: JANUARY 13, 2000

FOR FURTHER INFORMATION, CONTACT:
MEDIA                                        ANALYSTS
-----                                        --------
DOROTHY BROWNLEY (614) 480-4531              LAURIE COUNSEL     (614) 480-3878
                                             CHERI GRAY         (614) 480-3803


                      HUNTINGTON BANCSHARES REPORTS RECORD
                 1999 EARNINGS FOR FOURTH QUARTER AND FULL YEAR

         COLUMBUS, Ohio -- Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) today reported fourth quarter earnings of $114.9 million, or $.50 per share, indicative of solid loan growth, strong expense control, and continued high asset quality. These results represent significant increases of 25.6% and 28.2%, respectively, versus net income totaling $91.5 million and earnings per share of $.39 one year ago. For comparison purposes with the prior year, the preceding information and all other subsequent data for 1998 has been adjusted to exclude the impact of the $90 million special charge recorded a year ago. In terms of cash basis performance--reported earnings adjusted for goodwill amortization--per share results improved to $.53, up 23.3% from fourth quarter 1998. For the full year, net income was a record $422.1 million, or $1.82 per share. On a cash basis, Huntington earned $451.4 million in 1999, or $1.94 per share.

         As demonstrated in the table below, Huntington also posted substantial increases in its return on average equity (ROE) and return on average assets
(ROA) versus the same periods last year.

                                      Fourth Quarter                Full Year
                                    1999          1998          1999          1998
                                    ----          ----          ----          ----
ROE                                21.64%        17.87%        19.66%        17.54%
ROE--cash basis                    33.69         29.44         30.82         24.35
ROA                                 1.57          1.31          1.47          1.35
ROA--cash basis                     1.71%         1.45%         1.61%         1.45%

                                     (more)

             VISIT THE HUNTINGTON'S WEB SITE AT WWW.HUNTINGTON.COM
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         "The financial services industry continues to be characterized by rapid change. Our company focused diligently over the past year on becoming more efficient so that Huntington may avail itself of the many opportunities ahead," said Frank Wobst, chairman and chief executive officer of Huntington Bancshares Incorporated. "I'm very thankful for the hard work and dedication of our employees during this challenging time. Their willingness to embrace change will serve the company well in the future. While 1999 was a good year and we are pleased to have delivered on the aggressive plans we set for ourselves at the outset of the year, we must not and will not rest on these laurels. In the coming year, we intend to launch several growth initiatives to drive incremental revenue and will pursue strategic acquisitions, particularly those that accelerate our efforts to further improve our mix of fee-based income."

         In October, Huntington completed the sale of its credit card portfolio to The Chase Manhattan Bank. Approximately $541 million of receivables were sold, resulting in a net gain of $108.5 million. This transaction was part of the company's strategy to exit specific business lines and reinvest in businesses with higher growth potential for Huntington. Under the related agent bank arrangement with Chase, Huntington will continue to offer credit card products with the Huntington name to customers in its banking markets.

         Adjusted for the sale of the credit card portfolio, earning assets increased 9.5% on a linked-quarter, annualized basis. Average total loans grew 12.2%, led by strong volumes in automobile leasing and home equity lending. Net interest income was $252.7 million, down approximately 6% from both third quarter 1999 and the final three months of 1998. Approximately one-half of the decrease relates to the sale of the credit card portfolio. Net interest income in future periods should be positively impacted by Huntington's ultimate reinvestment plans for the proceeds. The results were also negatively impacted by deposit funding pressures, recent increases in short-term rates by the Federal Reserve, and Year 2000 concerns that caused a temporary spike in rates and necessitated more cash being available in the banking offices. The net interest margin was 3.94% for the fourth quarter and 4.11% for the full year.

          Non-interest income (excluding securities gains) was up 7.1% from one year ago despite softness in mortgage banking in the prevailing higher rate environment and lower credit card revenue following the October 1999 portfolio sale. Service charges, up 25.8% from last year's fourth quarter, continue to benefit from higher fee income derived from retail deposit accounts. Increased customer usage of Huntington's check card product and an increasing base of Web Bank relationships helped drive electronic banking revenues up 25.4% from a year ago. In the

                                     (more)
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fourth quarter, Huntington reached an important milestone as it now has more than 100,000 online customers. Moreover, 15% of the company's deposit customers have Web-based accounts, one of the highest adoption rates among banks. Brokerage and insurance income was up 35.8% from fourth quarter 1998, led by retail investment sales, which posted record revenues for the year.

         The company's emphasis on efficiency continues to be evident, as operating expenses in the recent three months dropped from the preceding quarter and were down 1.9% from the fourth quarter of 1998. Decreased personnel and related expenses helped offset higher occupancy and equipment costs associated with strategic spending for new banking offices and the move to Huntington's state-of-the-art operations facility. The efficiency ratio was 51.8% for all of 1999.

         During the fourth quarter, Huntington recorded a $58 million valuation adjustment of vehicles underlying certain direct financing leases. Other non-recurring items included $21 million in connection with the company's "Huntington 2000+" program as well as other one-time expenses. Costs related to the 2000+ initiative included amounts paid for management consulting and other professional services as well as a special cash award to employees upon Huntington achieving certain financial goals during the year. The company also created a charitable foundation in December 1999 with initial funding of $15 million.

         Asset quality remains sound. Net charge-offs were .32% of total loans for the fourth quarter, while nonperforming assets were $98.2 million, or .47% of total loans and other real estate. Coverage ratios were 360% of nonperforming loans and three times nonperforming assets. The allowance for loan losses as a percent of total loans was 1.45% at December 31, 1999.

         Huntington's average equity to average assets was 7.27% in the recent three-month period. The company and its bank subsidiary continue to maintain healthy capital positions, exceeding requirements for a "well-capitalized" institution. Tier I and total risk-based capital ratios were 7.51% and 10.71%, respectively, at December 31, 1999.

         Huntington Bancshares is a regional bank holding company headquartered in Columbus, Ohio with assets of $29 billion. The Huntington has more than 134 years of serving the financial needs of its customers.

         The Huntington provides innovative products and services through its more than 600 offices in Florida, Georgia, Indiana, Kentucky, Maryland, Michigan, New Jersey, North Carolina, Ohio, South Carolina, and West Virginia. International banking services are made available through the headquarters office in Columbus and additional offices located in the Cayman Islands and Hong Kong. The Huntington also offers products and services through its technologically advanced, 24-hour telephone bank, a network of more than 1,400 ATMs and its Web Bank at www.huntington.com.

                                     (more)
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         For faxed copies of current news releases, please call our fax-on-demand service, Company News on Call, at (800) 758-5804 extension 423276.

FORWARD-LOOKING STATEMENT DISCLOSURE:

         This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the successful integration of acquired businesses; the nature, extent, and timing of governmental actions and reforms; the risks of Year 2000 disruption; and extended disruption of vital infrastructure.

                                       ###

                       HUNTINGTON BANCSHARES INCORPORATED
                        CONSOLIDATED COMPARATIVE SUMMARY
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

----------------------------------------------------------------------------------------------------------------------------------
                                               CONSOLIDATED RESULTS OF OPERATIONS
----------------------------------------------------------------------------------------------------------------------------------
                                                THREE MONTHS ENDED                        TWELVE MONTHS ENDED
                                                   DECEMBER 31,                                DECEMBER 31,
                                              ----------------------      CHANGE       --------------------------          CHANGE
                                                1999          1998           %           1999            1998                 %
                                              --------      --------      ------       --------        --------            ------

Interest Income                               $515,516      $500,395        3.0 %      $2,026,002      $1,999,364           1.3 %
Interest Expense                               262,854       233,094        12.8          984,240         978,271           0.6
                                              --------      --------                   ----------      ----------
Net Interest Income                            252,662       267,301        (5.5)       1,041,762       1,021,093           2.0
Provision for Loan Losses                       20,040        34,306       (41.6)          88,447         105,242         (16.0)
Non-Interest Income                            114,338       106,711         7.1          452,073         398,877          13.3
Securities Gains                                 7,905         1,773         N.M.          12,972          29,793         (56.5)
Gains on Sales of Credit Cards                 108,530          --           N.M.         108,530           9,530           N.M.
Non-Interest Expense                           204,895       208,932        (1.9)         815,328         823,929          (1.0)
Non-Recurring Expenses/Special Charges          96,791        90,000         7.5           96,791          90,000           7.5
Provision for Income Taxes                      46,769        11,329       312.8          192,697         138,354          39.3
                                              --------      --------                   ----------      ----------
NET INCOME                                    $114,940      $ 31,218       268.2 %     $  422,074      $  301,768          39.9 %
                                              ========      ========                   ==========      ==========

OPERATING EARNINGS (1)
----------------------
   Net Income                                 $114,940      $ 91,518        25.6 %     $  422,074      $  362,068          16.6 %
                                              ========      ========                   ==========      ==========
     Net Income per Common Share (2)
           Diluted                            $   0.50      $   0.39        28.2 %     $     1.82      $     1.54          18.2 %
           Diluted--Cash Basis (3)            $   0.53      $   0.43        23.3 %     $     1.94      $     1.64          18.3 %
     Return On:
           Average Total Assets                   1.57%         1.31%                        1.47%           1.35%
           Average Shareholders' Equity          21.64%        17.87%                       19.66%          17.54%

PER COMMON SHARE AMOUNTS - REPORTED (2)
---------------------------------------
     Net Income per Common Share--Diluted     $   0.50      $   0.13       284.6 %     $     1.82      $     1.29          41.3 %
     Cash Dividends Declared                  $   0.20      $   0.18        11.1 %     $     0.76      $     0.68          11.8 %

     Shareholders' Equity (period end)        $   9.53      $   9.27         2.8 %     $     9.53      $     9.27           2.8 %

AVERAGE COMMON SHARES - DILUTED (2)            231,075       234,024        (1.3)%        232,406         234,800          (1.0)%

----------------------------------------------------------------------------------------------------------------------------------
                                                            KEY RATIOS
----------------------------------------------------------------------------------------------------------------------------------
                                    THREE MONTHS ENDED                   TWELVE MONTHS ENDED
                                       DECEMBER 31,                          DECEMBER 31,
                                  ---------------------                 ---------------------
                                   1999           1998                   1999           1998
                                  ------         ------                 ------         ------

Efficiency Ratio                  52.97%          52.98%                51.76%         55.80%
Net Interest Margin                3.94%           4.24%                 4.11%          4.28%
Average Equity/Average Assets      7.27%           7.33%                 7.47%          7.68%
Tier I Risk-Based Capital (4)      7.51%           7.10%                 7.51%          7.10%
Total Risk-Based Capital (4)      10.71%          10.73%                10.71%         10.73%
Tier I Leverage (4)                6.71%           6.37%                 6.71%          6.37%

----------------------------------------------------------------------------------------------------------------------------------
                                                    AVERAGE BALANCE SHEET DATA
----------------------------------------------------------------------------------------------------------------------------------
                              THREE MONTHS ENDED                                   TWELVE MONTHS ENDED
                                  DECEMBER 31,                                          DECEMBER 31,
                         -----------------------------        CHANGE           -------------------------------       CHANGE
                            1999              1998              %                 1999                1998              %
                         -----------       -----------        ------           -----------         -----------       ------

Total Loans              $20,513,235       $19,269,453         6.5%            $20,088,542         $18,433,892         9.0%
Total Deposits           $19,422,791       $19,359,781         0.3             $19,207,347         $18,412,683         4.3
Total Assets             $28,997,211       $27,714,488         4.6             $28,739,450         $26,891,558         6.9
Shareholders' Equity     $ 2,107,526       $ 2,031,579         3.7             $ 2,146,735         $ 2,064,241         4.0

----------------------------------------------------------------------------------------------------------------------------------
                                                     PERIOD-END ASSET QUALITY
----------------------------------------------------------------------------------------------------------------------------------
                                                                        1999             1998
                                                                        ----             ----
Non-performing loans                                                   $83,070          $77,135
Total non-performing assets                                            $98,241          $96,099
Allowance for loan losses/total loans                                     1.45%            1.50%
Allowance for loan losses/non-performing loans                          360.31%          377.19%
Allowance for loan losses and other real estate-performing assets       299.85%          301.00%

(1) Reported results, as adjusted, exclude the impact of the 1998 special charge, net of related taxes.
(2) Adjusted for stock splits and stock dividends, as applicable.
(3) Tangible or "Cash Basis" net income excludes amortization of goodwill and other intangibles, net of income taxes.
(4) Estimated.
N.M. -  Not Meaningful